SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


                      SOUTHERN PACIFIC FUNDING CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


     California                                           33-0636924
-------------------------------                    -----------------------------
(State of incorporation or organization)                    (IRS Employer
                                                        Identification No.)


                       One Centerpointe Drive, Suite 500,
                            Lake Oswego, Oregon 97035
                    (Address of principal executive offices)


If this form relates to the              If this form relates to the
registration of a class of debt          registration of a class of debt
securities and is effective upon         securities and is to become effective
filing pursuant to General               simultaneously with the effectiveness
Instruction A(c)(1) please check the     of a concurrent registration statement
following box. |_|                       under the Securities Act of 1933
                                         pursuant to General Instruction A(c)(2)
                                         please check the following box. |_|


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

Title of each class to be so registered          Name of each exchange on which
                                                 each class is to be registered
---------------------------------------          ------------------------------

Convertible Subordinated Notes due 2006          New York Stock Exchange

                               -------------------

Securities to be registered pursuant to Section 12(g) of the Act:


                                      NONE
--------------------------------------------------------------------------------
                                (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


         Incorporated by reference to the portion of the Prospectus under the heading "Description of the Notes" filed on October 22, 1996 as part of Southern Pacific Funding Corporation's Registration Statement on Form S-1, No. 333-14627 and amended on November 4, 1996. The Prospectus to be subsequently filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933 shall also be deemed incorporated by reference herein.


ITEM 2.  EXHIBITS.

         1.       Form of Articles of Incorporation of the Company, as amended.

                           Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 No. 333-3270, filed on April 5, 1996.

         2.       Bylaws of the Company, as amended

                           Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 No. 333-3270, filed on April 5, 1996.

         3.       Form of Indenture

                           Incorporated by reference to Exhibit 4.1 of Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-1 No. 333- 14627, filed on November 4, 1996.

         4.       Form of Notes

                           Incorporated by reference to Exhibit 4.2 of Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-1 No. 333- 14627, filed on November 4, 1996.


         5. Registration Rights Agreement, dated October 17, 1996, between the Registrant and Imperial Credit Industries, Inc.

                           Incorporated by reference to Exhibit 10.21 to the Registrant's Registration Statement on Form S-1, No. 333-14627, filed on November 4, 1996.

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            SOUTHERN PACIFIC FUNDING CORPORATION


                                            By:  /s/ Gary Palmer
                                               --------------------

                                                Gary Palmer
                                                Executive Vice President

                                            Date: November 4, 1996